EDWARDS        Certified Public Accountants & Business Advisors
SAUER &        -----------------------------------------------------------------
OWENS          500 Warner Centre, 332 Fifth Avenue, Pittsburgh, PA 15222
               Phone: 412-281-9211 Fax: 412-281-2407  A Professional Corporation
               www.esocpa.com                         Direct Dial:




                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors and Stockholders
IBT Bancorp, Inc.
309 Main Street
Irwin, PA 15642


We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to IBT Bancorp, Inc.'s 2000 Stock Option Plan filed June 30, 2000, of our report dated January 25, 2002, relating to the consolidated balance sheets of IBT Bancorp, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of IBT Bancorp, Inc.


                                                 /s/Edwards Sauer & Owens

                                                 Edwards Sauer & Owens



March 14, 2002

Pittsburgh, Pennsylvania